UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019
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AVADEL PHARMACEUTICALS PLC
(Exact name of registrant as specified in its charter)
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Ireland (State or Other Jurisdiction of Incorporation)	000-28508 (Commission File Number)	98-1341933 (I.R.S. Employer Identification No.)
Block 10-1 Blanchardstown Corporate Park, Ballycoolin Dublin 15, Ireland (Address of Principal Executive Offices)	Not Applicable (Zip Code)

Registrant’s telephone number, including area code: +353 1 485 1200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended Employment Agreement with Gregory J. Divis.

On June 3, 2019, Avadel Management Corporation, a Delaware corporation (the “Employer”) and a wholly-owned subsidiary of Avadel Pharmaceuticals plc, an Irish public limited company (“Avadel plc” or the “Company”), entered into an Amended Employment Agreement (the “Amended Divis Employment Agreement”) with Gregory J. Divis in connection with the appointment of Mr. Divis as the Chief Executive Officer of Avadel plc and as the Chief Executive Officer of the Employer.  The Amended Divis Employment Agreement replaces the employment agreement dated as of September 5, 2017 between Mr. Divis and the Employer.
The Amended Divis Employment Agreement has a one-year term, subject to automatic one-year extensions unless either the Employer or Mr. Divis gives notice of non-renewal before the end of the applicable term.  Pursuant to the Amended Divis Employment Agreement, Mr. Divis will receive an annual base salary of $500,000, subject to annual review and increase in the sole discretion of the Employer, and will be eligible to receive an annual bonus with a target payout of no less than 60% of his base salary based on achievement by Mr. Divis of certain business and individual performance objectives as well as the performance of the Company against its objectives.  In connection with Mr. Divis’ oral assent to become the Chief Executive Officer of Avadel plc, on May 30, 2019 the Board of Directors of Avadel plc granted Mr. Divis options to purchase 400,000 of Avadel plc’s American Depositary Receipts (ADSs) with each such ADS representing one ordinary share of Avadel plc; such options become exercisable in four equal amounts on each of the first four anniversaries of the date of grant at an exercise price equal to the fair market value of the ADSs on the date of grant.  In addition, Mr. Divis may be granted additional equity-based awards under the Company’s equity incentive plans or similar programs maintained by the Company in effect from time to time in the discretion of the Company.

The Amended Divis Employment Agreement provides that Mr. Divis will receive an automobile allowance of $1,000 per month.  Mr. Divis will also be subject to certain customary covenants relating to confidentiality and non-disparagement as well as non-solicitation of employees, contractors, customers and suppliers.

Under the Amended Divis Employment Agreement, if Mr. Divis’ employment is terminated, other than within six months before or 18 months after a change in control of either the Employer or the Company, by Mr. Divis for good reason (as defined in the Amended Divis Employment Agreement) or by the Company other than for Cause (as defined in the Amended Divis Employment Agreement), he will be entitled to a severance payment equal to the sum of (i) 1.5 times his then-current annual base salary paid in equal monthly installments over an 18-month period; (ii) all accrued but unpaid bonuses for any completed fiscal year and vacation pay, expense reimbursement and other benefits due under Company benefit plans, policies and arrangements; and (iii) if Mr. Divis elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the premiums for such coverage (at coverage levels in effect immediately prior to termination) until the earlier of: (A) the expiration of 18 months after the termination of employment or (B) the date he becomes covered under similar plans of any subsequent employer or is otherwise ineligible for COBRA.

If Mr. Divis’ employment is terminated, within six months before or 18 months after a change in control of either the Employer or the Company, by Mr. Divis for good reason or by the Company other than for Cause (including non-renewal by the Company), he will be entitled to severance benefits as follows: (i) the Employer will pay Mr. Divis the amounts provided in items (i) and (iii) in the prior paragraph plus (x) his target bonus for the fiscal year in which the change of control occurs, or (y) his target bonus for the fiscal year in which the termination of employment occurs; or (z) his actual bonus during the calendar year prior to the calendar year during which the termination of employment occurs, whichever of (x), (y) or (z) is highest; (ii) the Employer will pay Mr. Divis the payments described in item (ii) of the prior paragraph; and (iii) upon the later of the change in control or the termination of Mr. Divis’ employment, he shall become immediately vested in full in all outstanding unvested rights under equity awards, including without limitation stock option awards, restricted share awards and similar rights, to the extent such rights and awards would have vested based solely on his continued employment and the vesting of such rights and awards does not cause any violation of Section 409A of the Internal Revenue Code.

Mr. Divis’ receipt of the payments upon termination of employment as described in the preceding two paragraphs will be subject to his execution and delivery of a separation and release agreement acceptable to the Company pursuant to which, among other things, he will release all claims against the Company and its affiliates.

The foregoing summary of certain terms of the Amended Divis Employment Agreement is qualified in its entirety by the terms of the definitive copy thereof which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Dr. Jordan Dubow
On June 5, 2019, Avadel Management Corporation, a Delaware corporation (the “Employer”) and a wholly-owned subsidiary of Avadel Pharmaceuticals plc, an Irish public limited company (“Avadel plc” or the “Company”), entered into an Employment Agreement (the “Dubow Employment Agreement”) with Dr. Jordan Dubow in connection with the appointment of Dr. Dubow as the Chief Medical Officer of Avadel plc and as the Chief Medical Officer of the Employer.
The Dubow Employment Agreement has a one-year term, subject to automatic one-year extensions unless either the Employer or Dr. Dubow gives notice of non-renewal before the end of the applicable term.  Pursuant to the Dubow Employment Agreement, Dr. Dubow will receive an annual base salary of $435,000, subject to annual review and increase in the sole discretion of the Employer, and will be eligible to receive an annual bonus with a target payout of no less than 45% of his base salary based on achievement by Dr. Dubow of certain business and individual performance objectives as well as the performance of the Company against its objectives.  In connection with the execution of the Dubow Employment Agreement, the Board of Directors of Avadel plc granted Dr. Dubow options to purchase 340,000 of Avadel plc’s American Depositary Receipts (ADSs) with each such ADS representing one ordinary share of Avadel plc; such options become exercisable in four equal amounts on each of the first four anniversaries of the date of grant at an exercise price equal to the fair market value of the ADSs on the date of grant.  In addition, Dr. Dubow may be granted additional equity-based awards under the Company’s equity incentive plans or similar programs maintained by the Company in effect from time to time in the discretion of the Company.

Dr. Dubow will also be subject to certain customary covenants relating to confidentiality and non-disparagement as well as non-solicitation of employees, contractors, customers and suppliers.

Under the Dubow Employment Agreement, if Dr. Dubow’s employment is terminated, other than within six months before or 18 months after a change in control of either the Employer or the Company, by Dr. Dubow for good reason (as defined in the Dubow Employment Agreement) or by the Company other than for Cause (as defined in the Dubow Employment Agreement), he will be entitled to a severance payment equal to the sum of (i) 1.0 times his then-current annual base salary; and (ii) if Dr. Dubow elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the premiums for such coverage (at coverage levels in effect immediately prior to termination) until the earlier of: (A) the expiration of 12 months after the termination of employment or (B) the date he becomes covered under similar plans of any subsequent employer or is otherwise ineligible for COBRA.

If Dr. Dubow’s employment is terminated, within six months before or 18 months after a change in control of either the Employer or the Company, by Dr. Dubow for good reason or by the Company other than for Cause (including non-renewal by the Company), he will be entitled to the severance benefits provided in items (i) and (ii) in the prior paragraph.

Dr. Dubow’s receipt of the payments upon termination of employment as described in the preceding two paragraphs will be subject to his execution and delivery of a separation and release agreement acceptable to the Company pursuant to which, among other things, he will release all claims against the Company and its affiliates.

The foregoing summary of certain terms of the Dubow Employment Agreement is qualified in its entirety by the terms of the definitive copy thereof which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On June 3, 2019, the Board of Directors of Avadel Pharmaceuticals plc, an Irish public limited company (“Avadel plc” or the “Company”), appointed Gregory J. Divis as the Company’s Chief Executive Officer.  Mr. Divis joined the Company in January 2017 as Executive Vice President and Chief Commercial Officer; in March 2018 he was promoted to Executive Vice President and Chief Operating Officer; and on December 30, 2018, he was promoted to Interim Chief Executive Officer.  Prior to joining the Company, he served as an Executive in Residence at Linden Capital Partners, a healthcare-focused private equity firm. With over 25 years of experience in the pharmaceutical industry, Mr. Divis has served as President and Chief Executive Officer of Lumara Health, a specialty branded pharmaceutical company focused on women’s health. Prior to Lumara, Mr. Divis held general management, sales, marketing and business development roles at Schering Plough and Sanofi-Aventis.

No family relationships exist between Mr. Divis and any of the Company’s directors or executive officers or any person chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Divis and any other person pursuant to which Mr. Divis was appointed as the Chief Executive Officer.   Mr. Divis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(d)  On May 30, 2019, the Board of Directors of the Company, acting on the recommendation of its Nominating and Corporate Governance Committee, unanimously appointed Gregory J. Divis to the Company’s Board of Directors, effective immediately. Mr. Divis’ term will expire at the Company’s 2019 Annual General Meeting of Shareholders.  Because Mr. Divis is also an employee of a subsidiary of the Company, he will not receive separate compensation in his capacity as a member of the Board of Directors of the Company.

There are no arrangements or understandings between Mr. Divis and any other person pursuant to which Mr. Divis was appointed to serve on the Board. Mr. Divis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01  Regulation FD Disclosure.

A copy of the press release dated June 3, 2019 announcing the appointment of Gregory J. Divis as Chief Executive Officer and as a member of the Board of Directors of Avadel Pharmaceuticals plc is attached to this current report on Form 8-K as Exhibit 99.1.

The information in Item 7.01 of this current report including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

10.1	Amended Employment Agreement dated as of June 3, 2019 between Avadel Management Corporation and Gregory J. Divis
10.2	Employment Agreement dated as of June 5, 2019 between Avadel Management Corporation and Jordan Dubow
99.1	Press release of Avadel Pharmaceuticals plc dated June 3, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVADEL PHARMACEUTICALS PLC

By:	/s/ Phillandas T. Thompson
Phillandas T. Thompson
Senior Vice President, General Counsel and Corporate Secretary

Date: June 5, 2019

Exhibit Index

10.1	Amended Employment Agreement dated as of June 3, 2019 between Avadel Management Corporation and Gregory J. Divis
10.2	Employment Agreement dated as of June 5, 2019 between Avadel Management Corporation and Jordan Dubow
99.1	Press release of Avadel Pharmaceuticals plc dated June 3, 2019